                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  63  DATED   October 08, 1999
                                       ----        -------------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:        October 08, 1999Issue Price:   99.815%
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Original Issued Date: October 14, 1999Principal Amount: $1,000,000.00
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                                   Interest Rate
Maturity Date:     November 01, 2002  Per Annum:      6.70%
                   ------------------             --------------

Redemption:

          Check box opposite applicable paragraph.

               [X]   The Notes cannot be redeemed prior to maturity

               [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:

Additional Terms:

CUSIP - 57183HFG1